Exhibit 99.10.b

Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-138540) and Amendment No. 54 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) for the Security Benefit Life Insurance Company EliteDesigns Variable Annuity.

/s/ CHRIS SWICKARD

Chris Swickard
Topeka, Kansas
April 26, 2013